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                                                                     EXHIBIT 5.1

                        [MAYER, BROWN & PLATT LETTERHEAD]

                                September 7, 2001



AMERITRADE HOLDING CORPORATION
4211 South 102nd Street
Omaha, Nebraska 68127


Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration of 26,027,282 shares of Class A Common Stock, $.01 par value per share (the "Shares"), of Ameritrade Holding Corporation, a Delaware corporation (the "Company"). The Shares may be sold from time to time by the holder thereof (the "Selling Holder").

         In rendering the opinion expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinion expressed herein is rendered.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Selling Holder are legally issued, fully paid and non-assessable.

         We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the laws of the State of Delaware.



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AMERITRADE HOLDING CORPORATION
September 7, 2001
Page 2




         We hereby consent to the filing of this opinion letter as an exhibit to the registration statement covering resales of the Shares and to the reference to this firm under the caption "Validity of Class A Common Stock" contained therein.


                                   Sincerely,

                                   /s/ MAYER, BROWN & PLATT
                                   -------------------------
                                   MAYER, BROWN & PLATT